UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) September 27 , 2005
                                                       --------------------

                                   Culp, Inc.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


           North Carolina                 0-12781                 56-1001967
           --------------                 -------                 ----------
    (State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
          of Incorporation)                                  Identification No.)

                             1823 Eastchester Drive
                        High Point, North Carolina 27265
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                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (336) 889-5161
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
   --------------------------------------------------------------------------
              (Former name or address, if changed from last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         At a meeting on September 27, 2005, the board of directors of Culp, Inc. (the "Company"), upon recommendation of the Compensation Committee of the board of directors, approved changes to the compensation to be paid to the Company's non-management directors. The amended compensation arrangement provides for each director to be paid an annual retainer of $32,500 (except the Lead Director, who will receive a $37,500 retainer), plus an annual grant of options to purchase 2,000 shares of the Company's stock. The options are to be granted under the Company's 2002 Stock Option Plan, which provides for options to be granted to directors with an exercise price equal to the fair market value on the date of grant. The options will be immediately exercisable upon grant and remain outstanding for a period of ten years from the date of grant. Director compensation is scheduled to increase on September 26, 2006 to an annual retainer of $40,000 for all non-management directors ($45,000 for the Lead Director), plus an annual grant of options to purchase 4,000 shares of the Company's stock, with the same terms described above.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 3, 2005

                                                     Culp, Inc.

                                                    By: /s/ Kenneth M. Ludwig
                                                        ---------------------
                                                        Kenneth M. Ludwig
                                                        Senior Vice President